        As filed with the Securities and Exchange Commission on August 4, 1997
-------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                    --------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    --------------

                                 NORTH COUNTY BANCORP
                  (Exact name of issuer as specified in its charter)

              California                                   95-3669135
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                   Identification Number)

444 South Escondido Boulevard, Escondido, California          92025
    (Address of Principal Executive Offices)                (Zip Code)

                    NORTH COUNTY BANCORP 1997 STOCK OPTION PLAN
                             (Full title of the plan)

                                 Michael J. Gilligan
                      Vice President and Chief Financial Officer
                                 North County Bancorp
                            444 South Escondido Boulevard
                             Escondido, California  92025
                       (Name and address of agent for service)

                                    (760) 743-2200
            (Telephone number, including area code, of agent for service)

                                      Copy to:
                             David M. Schachter, Esquire
                            Fried, Bird & Crumpacker, P.C.
                      10100 Santa Monica Boulevard, Third Floor
                           Los Angeles, California  90067

                           CALCULATION OF REGISTRATION FEE

========================================================================================================
                                     AMOUNT     PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT
  TITLE OF SECURITIES                 TO BE       OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
   TO BE REGISTERED                 REGISTERED      PER SHARE                PRICE             FEE
---------------------------------------------------------------------------------------------------------

Common Stock, No Par Value          540,000(1)      $10.625(2)         $5,737,500            $1,738.64
========================================================================================================

(1) Pursuant to Rule 416(c), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional indeterminate number of shares as may become subject to options granted under the North County Bancorp 1997 Stock Option Plan as a result of any adjustments from stock splits, stock dividends or other anti-dilution provisions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the bid and asked prices for the Common Stock on August 1, 1997.

     This Registration Statement contains 34 pages, Exhibit Index on II-6.

                             EXPLANATORY NOTE

           Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), an Information Statement will be distributed to all holders of options granted under the North County Bancorp 1997 Stock Option Plan. That Information Statement and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Section 10(a) Prospectus").


            FORM S-8 CROSS-REFERENCE SHEET SHOWING LOCATION OF
                INFORMATION REQUIRED BY PART I OF FORM S-3

 FORM S-3 ITEM NUMBER                                         LOCATION/HEADING IN PROSPECTUS
 --------------------                                         ------------------------------
 1.   Forepart of Registration Statement and                   Cover Page
      Outside Front Prospectus of Cover Page

 2.   Inside Front and Outside Back Cover Page of              Available Information; Documents
      Prospectus                                               Incorporated by Reference

 3.   Summary Information, Risk Factors and Ratio              Not Applicable
      of Earnings to Fixed Charges

 4.   Use of Proceeds                                          Not Applicable

 5.   Determination of Offering Price                          Not Applicable

 6.   Dilution                                                 Not Applicable

 7.   Selling Security Holders                                 Selling Security Holders

 8.   Plan of Distribution                                     Plan of Distribution

 9.   Description of Securities to be Registered               Not Applicable

 10.  Interests of Named Experts and Counsel                   Experts; Legal Matters

 11.  Material Changes                                         Not Applicable

 12.  Incorporation of Certain Information                     Documents Incorporated
                                                               by Reference

 13.  Disclosure of Commission Position on                     Indemnification
      Indemnification for Securities Act Liabilities

                                       1

REOFFER
PROSPECTUS



                           NORTH COUNTY BANCORP
                       444 SOUTH ESCONDIDO BOULEVARD
                        ESCONDIDO, CALIFORNIA 92025
                       TELEPHONE NO.: (760) 743-2200


                              540,000 SHARES
                        COMMON STOCK, NO PAR VALUE



           This Prospectus relates to the subsequent resale or offer for sale on the NASDAQ National Market System, or otherwise, of shares of common stock, no par value ("Common Stock"), of North County Bancorp, a California corporation (the "Company"), which may be acquired by certain persons who may be deemed affiliates of the Company pursuant to the purchase by them of shares of Common Stock upon the exercise of options granted to them under the North County Bancorp 1997 Stock Option Plan (the "Plan"). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), although such Selling Security Holders (as defined herein) disclaim such status. The Company will not receive any of the proceeds from the sale of the shares offered hereby. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Selling Security Holder (as defined herein) will be borne by such Selling Security Holder.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                THE COMMISSION PASSED UPON THE ACCURACY OR
                     ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY
                          IS A CRIMINAL OFFENSE.

           No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.



           THE DATE OF THIS PROSPECTUS IS AUGUST 4, 1997.

                           AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C., 20549, and at the public reference facilities located at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048, and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60651. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically such as the Company. The address of such site is (http://www.sec.gov).

           A copy of any document incorporated by reference into the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner) to whom this Reoffer Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Michael J. Gilligan, Vice President and Chief Financial Officer, North County Bancorp, 444 South Escondido Boulevard, Escondido, California 92025.

                           PLAN OF DISTRIBUTION

           The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Security Holders. The Company understands that none of such shares will be offered through underwriters. The Common Stock of the Company is quoted on the NASDAQ National Market System.

           Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Selling Security Holders through the NASDAQ National Market System, the over-the-counter market, negotiated transactions or otherwise, at the prices prevailing at the time of such sales, at prices relating to such prevailing market prices or at prices otherwise negotiated. To the Company's knowledge, no specific brokers or dealers have been designated by the Selling Security Holders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Selling Security Holders and any broker dealer through whom sales are made by the Selling Stockholders may be regarded as "underwriters" within the meaning of the Securities Act, although the Selling Security Holders disclaim such status, and their compensation may be regarded as underwriters' compensation.

           The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by an individual Selling Security Holder will be borne by such Selling Security Holder.

           On August l, 1997, the closing sales price of the Common Stock, as reported in the NASDAQ National Market System, was $10.625.

                           SELLING SECURITY HOLDERS

         This Reoffer Prospectus relates to shares of Common Stock which may be acquired by certain key employees and directors (collectively, the "Selling Security Holders") of the Company, each of whom may be deemed to be "affiliates" of the Company, pursuant to the exercise of options granted to such persons under the Plan. The address of each Selling Security Holder is c/o North County Bancorp, 444 South Escondido Boulevard, Escondido, California 92025.

         At this time, the names of the Selling Security Holders have not yet been ascertained. Once their names become known and the amounts of securities held by them for resale become known, the Company will file a supplement(s) to this Reoffer Prospectus in accordance with Rule 424(b) promulgated under the Securities Act.

                    DOCUMENTS INCORPORATED BY REFERENCE

         Incorporated herein by reference and made a part hereof are:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, filed pursuant to Section 13(a) of the Exchange Act.

         3. The Company's Proxy Statement for its Annual Meeting of Shareholders held on May 21, 1997, filed pursuant to Section 14 of the Exchange Act.

         4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 16, 1990 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All of such documents are on file with the Commission. All documents which will be subsequently filed by the Company pursuant to Section 13(a), 13(c) or 14 of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents.

                                  EXPERTS

         The consolidated financial statements and financial statement schedules of the Company as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein in reliance upon the reports of Price Waterhouse LLP, independent certified accountants, and upon the authority of said firm as experts in accounting and auditing.

                               LEGAL MATTERS

         Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Fried, Bird & Crumpacker, P.C., Los Angeles, California, special counsel for the Company.

                              INDEMNIFICATION

         Section 317 of the California General Corporation Law (the "Corporation Law") contains provisions for the indemnification of directors and officers on terms substantially identical to those contained in the Company's Bylaws. Pursuant to California law, a corporation shall have the power to indemnify an officer or director who was or is a party or is threatened to be made a party in a proceeding by reason of his position as an officer or director if the officer or director acted in good faith, in the best interest of the corporation and with such care as an ordinarily prudent person in a like position would use under the circumstances. To the extent that a director or officer is successful on the merits in the defense of certain proceedings, the Company is required to indemnify such party against expenses actually and reasonably incurred. Otherwise, indemnification of officers and directors must be authorized by the corporation in each specific case, after a determination is made by a majority vote of a quorum of directors not parties to the proceeding, or by independent legal counsel, or by the approval of a majority of the stockholders voting for such approval, or by the court in which the proceeding was or is pending.

         Section 204(a)(11) of the Corporation Law provides for the indemnification, subject to certain limitations, of directors and officers for breach of their duty to the Company and its stockholders in excess of that expressly permitted by Section 317 of the Corporation Law. The Company's Articles of Incorporation, as amended, contain a provision implementing Section 204(a)(11).

         Section 317 of the Corporation Law also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liabilities asserted against or incurred by the agent in such capacity. The Company maintains an officers' and directors' liability insurance policy insuring the Company's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances, in the event that indemnification payments are made by the Company to such officers and directors.

         Section 21 of the Plan provides that the Company shall indemnify and hold harmless a member or members of the Board of Directors in any action brought against such member or members to the maximum extent permitted by the applicable law.

TABLE OF CONTENTS                                      NORTH COUNTY BANCORP

Available Information............    A-2
Plan of Distribution.............    A-2
Selling Security Holders.........    A-3
Documents Incorporated
 by Reference....................    A-3               ______________________
Experts..........................    A-3
Legal Matters....................    A-4                  540,000 Shares
Indemnification..................    A-4                   COMMON STOCK
                                                           NO PAR VALUE

_________________________________________              ______________________

  North County Bancorp has filed with
the Securities and Exchange Commission,
Washington, D.C., a Registration Statement
under the Securities Act of 1933 with
respect to this Offering.  This Prospectus                      REOFFER
omits certain information contained in the                     PROSPECTUS
Registration Statement. The information omitted may be obtained from the Securities and Exchange Commission upon payment of the regular charge therefor.

                                                        _____________________





                                                             August 4, 1997

                                  PART II
                        INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents, which have been or will be in the future filed by North County Bancorp, a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this Registration Statement:

      1. The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 1996, filed pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

      2. All other reports filed by the Company pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above.

      3. The description of the Company's Common Stock that is contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 16, 1990, including any amendment or report filed for the purpose of updating such description.

           All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c) or 14 of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement, the Section 10(a) Prospectus, and the Reoffer Prospectus which is set forth herein, and to be a part hereof and thereof from the date of filing of such documents. (The Section 10(a) Prospectus and the Reoffer Prospectus may be referred to herein collectively as the "Prospectuses".) Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectuses to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectuses.

           All information appearing in this Registration Statement and the Prospectuses is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 317 of the California General Corporation Law (the "Corporation Law") contains provisions for the indemnification of directors and officers on terms substantially identical to those contained in the Company's Bylaws. Pursuant to California law, a corporation shall have the power to indemnify an officer or director who was or is a party or is threatened to be made a party in a proceeding by reason of his position as an officer or director if the officer or director acted in good faith, in the best interest of the corporation and with such care as an ordinarily prudent person in a like position would use under the circumstances. To the extent that an officer or director is successful on the merits in the defense of certain proceedings, the Company is required to indemnify such party against expenses actually and reasonably incurred. Otherwise, indemnification of officers and directors must be authorized by the corporation in each specific case, after a determination is made by a majority vote of a quorum of directors not parties to the proceeding, or by independent legal counsel, or by the approval of a majority of the stockholders voting for such approval, or by the court in which the proceeding was or is pending.

           Section 204(a)(11) of the Corporation Law provides for the indemnification, subject to certain limitations, of directors and officers for breach of their duty to the Company and its stockholders in excess of that expressly permitted by Section 317 of the Corporation Law. The Company's Articles of Incorporation, as amended, contain a provision implementing Section 204(a)(11).

           Section 317 of the Corporation Law also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liabilities asserted against or incurred by the agent in such capacity. The Company maintains an officers' and directors' liability insurance policy insuring the Company's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances, in the event that indemnification payments are made by the Company to such officers and directors.

           Section 21 of the North County Bancorp 1997 Stock Option Plan (the "Plan") provides that the Company shall indemnify and hold harmless a member or members of the Board of Directors in any action brought against such member or members to the maximum extent permitted by the applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT NO.                     DESCRIPTION
-----------                     -----------
  4 North County Bancorp 1997 Stock Option Plan, form of Incentive Stock Option Agreement and form of Non-Qualified Stock Option Agreement.

  5.1 Opinion of Fried, Bird & Crumpacker, P.C. regarding legality of the Common Stock.

 23.1          Consent of Fried, Bird & Crumpacker, P.C. (filed as part of
               Exhibit 5.1).

 23.2          Consent of Price Waterhouse LLP.

ITEM 9.  UNDERTAKINGS

      (a)    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 of the Exchange Act that are incorporated by reference into this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

           THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on August 4, 1997.

                               NORTH COUNTY BANCORP



                               By  /s/ Michael J. Gilligan
                                   --------------------------
                                   Michael J. Gilligan
                                   Vice President and
                                   Chief Financial Officer


                             POWER OF ATTORNEY

      We, the undersigned directors and officers of NORTH COUNTY BANCORP (the "Company"), do hereby constitute and appoint James M. Gregg and Michael J. Gilligan, or either of them, our true and lawful attorneys-in-fact, with full power of substitution, to sign a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys, or either one of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue of this power of attorney.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       NAME AND SIGNATURE                   TITLE                          DATE
       ------------------                   -----                          -----
       /s/ Alan P. Chamberlain
  -----------------------------------    Director                      August 4, 1997
           Alan P. Chamberlain

         /s/ G. Bruce Dunn
  -----------------------------------    Director                      August 4, 1997
             G. Bruce Dunn

        /s/ Michael J. Gilligan
  -----------------------------------    Vice President and Chief      August 4, 1997
            Michael J. Gilligan          Financial Officer (Principal
                                         Accounting Officer)

         /s/ Ronald K. Goode
  -----------------------------------   Director                       August 4, 1997
             Ronald K. Goode

         /s/ James M. Gregg
  -----------------------------------    Chief Executive Officer and   August 4, 1997
             James M. Gregg              Chairman of the Board

         /s/ Rodney D. Jones
  -----------------------------------    President, Chief Operating    August 4, 1997
             Rodney D. Jones             Officer and Director


            /s/ Jack Port
  -----------------------------------    Director                      August 4, 1997
                Jack Port

         /s/ Raymond V. Stone
  -----------------------------------    Director                      August 4, 1997
             Raymond V. Stone

        /s/ Clarence R. Smith
  -----------------------------------    Director                      August 4, 1997
            Clarence R. Smith

        /s/ Burnet F. Wohlford
  -----------------------------------    Director and Corporate        August 4, 1997
            Burnet F. Wohlford           Secretary


                             INDEX TO EXHIBITS

                                                                   PAGE NUMBER
                                                                  IN SEQUENTIAL
                                                                    NUMBERING
EXHIBIT NUMBER                  DESCRIPTION                           SYSTEM
--------------                  -----------                      --------------
    4              North County Bancorp 1997  Stock Option
                   Plan, as amended, form of Incentive Stock
                   Option Agreement and form of Non-Qualified
                   Stock Option Agreement.

    5.1            Opinion of Fried, Bird & Crumpacker
                   regarding legality of the Common Stock.

   23.1 Consent of Fried, Bird & Crumpacker (filed as part of Exhibit 5.1).

   23.2            Consent of Price Waterhouse LLP.